Exhibit 10.2

FORM

DRONE AVIATION HOLDING CORP.

RESTRICTED STOCK AGREEMENT
(Non-Assignable)

________

____ Shares of Restricted Stock of
Drone Aviation Holding Corp.

THIS CERTIFIES that on ____, 20__, _____ (“Holder”) was granted _____ (___) shares of fully paid and non-assessable shares (“Restricted Shares”) of the Common Stock (par value $0.0001 per share) of Drone Aviation Holding Corp. (the “Corporation”), a Nevada corporation. A determination of the Board of Directors of the Corporation (the “Committee”) as to any questions which may arise with respect to the interpretation of the provisions of this award shall be final.

TERMS AND CONDITIONS. It is understood and agreed that the award evidenced by this agreement is subject to the following terms and conditions:

1.       Award and Vesting.

(a)       Award. The shares of Restricted Stock awarded hereunder shall be issued and held by the Corporation’s transfer agent in book entry form, and the Holder’s name shall be entered as the stockholder of record on the books of the Corporation. Thereupon, the Holder shall have all the rights of a stockholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 1(b) below. The Holder shall (i) sign and deliver to the Corporation a copy of this Restricted Stock Agreement and (ii) deliver to the Corporation a stock power endorsed in blank if requested by the Corporation.

(b)       Vesting of Restricted Stock. The restrictions and conditions in Paragraphs 7(b) and (c) of this Agreement shall lapse upon the earlier of (i) the Vesting Date or Dates specified in the following schedule or (ii) upon the occurrence of a Change of Control (as hereinafter defined) so long as the Holder in the case of either (i) or (ii) remains a director, officer or employee of, or consultant or advisor to, the Corporation from the date hereof through the applicable Vesting Date. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraphs 7(b) and (c) shall lapse only with respect to the number of shares of Restricted Stock specified as vested on such date.

Incremental Number of Shares Vested	Vesting Date

[__] (100%)	Upon the occurrence of a Change of Control

A "Change of Control" shall be deemed to have occurred if, after the Effective Date, (i) the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of securities representing more than 30% of the combined voting power of the Corporation is acquired by any "person" as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Corporation, any subsidiary of the Corporation, or any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation), (ii) the merger or consolidation of the Corporation with or into another corporation where the shareholders of the Corporation, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) in substantially the same proportion as their ownership of the Corporation immediately prior to such merger or consolidation, (iii) the sale or other disposition of all or substantially all of the Corporation's assets to an entity, other than a sale or disposition by the Corporation of all or substantially all of the Corporation's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by shareholders of the Corporation, immediately prior to the sale or disposition, in substantially the same proportion as their ownership of the Corporation immediately prior to such sale or disposition, or (iv) during any period of two consecutive years, individuals who at the beginning of such period were members of the Corporation’s Board of Directors ("Incumbent Directors") cease for any reason (other than death) to constitute at least a majority thereof; provided that each new director whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period shall be deemed an Incumbent Director unless such approval was made directly or indirectly in connection with an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board.

     2.      Regulatory Compliance and Listing. The issuance or delivery of any stock certificates representing Restricted Shares may be postponed by the Corporation for such period as may be required to comply with any applicable requirements under the federal securities laws, any applicable listing requirements of any national securities exchange, any rules, regulations or other requirements under any other law, or any rules or regulations applicable to the issuance or delivery of such Restricted Shares, and the Corporation shall not be obligated to deliver any such Restricted Shares to the Holder if delivery thereof would constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

3.       Investment Representations and Related Matters. The Holder hereby represents that the Restricted Shares awarded pursuant to this agreement are being acquired for investment purposes and not for resale or with a view towards distribution thereof. The Holder acknowledges and agrees that any sale or distribution of Restricted Shares may be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (“Securities Act”), which registration statement has become effective and is current with regard to the Restricted Shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Corporation, prior to any such sale or distribution. The Holder hereby consents to such action as the Corporation deems necessary or appropriate from time-to-time to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of this agreement, including but not limited to placing restrictive legends on certificates evidencing Restricted Shares and delivering stop transfer instructions to the Corporation’s stock transfer agent.

4.       No Right To Continued Employment; Forfeiture. This agreement does not confer upon the Holder any right to continued employment by the Corporation or any of its subsidiaries or affiliated companies, nor shall it interfere in any way with the right to the Holder’s employer to terminate employment at any time for any reason or no reason.

5.       Construction. This agreement will be construed by and administered under the supervision of the Committee, and all determinations will be final and binding on the Holder.

6.       Dilution. Nothing in this agreement will restrict or limit in any way the right of the Committee to issue or sell stock of the Corporation (or securities convertible into stock of the Corporation) on such terms and conditions as it deems to be in the best interests of the Corporation, including, without limitation, stock and securities issued or sold in connection with mergers and acquisitions, stock issued or sold in connection with any stock option or similar plan, and stock issued or contributed to any stock bonus or employee stock ownership plan.

7.       Legends and Restrictions.

(a)       The Restricted Shares shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OR COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

(b) Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Holder prior to vesting.

(c) If the Holder’s employment with the Corporation or its subsidiaries is voluntarily terminated for any reason not deemed “For Good Reason” as defined by the Holder’s employment agreement prior to vesting of shares of Restricted Stock granted herein, all shares of Restricted Stock which have not vested shall immediately and automatically be forfeited and returned to the Corporation.

    8.        Tax Withholding. The Holder shall, not later than the date as of which the receipt of this award becomes a taxable event for Federal income tax purposes, pay to the Corporation any Federal, state, and local taxes required by law to be withheld on account of such taxable event. Except in the case where an election is made pursuant to Paragraph 9 below, the Corporation shall have the authority to cause the required minimum tax withholding obligation to be satisfied, in whole or in part, by withholding from shares of Stock to be issued or released by the transfer agent a number of shares of Stock with an aggregate fair market value that would satisfy the minimum withholding amount due.

       9.        Election Under Section 83(b). The Holder and the Corporation hereby agree that the Holder may, within 30 days following the date of this Agreement, file with the Internal Revenue Service and the Corporation an election under Section 83(b) of the Internal Revenue Code. In the event the Holder makes such an election, he or she agrees to provide a copy of the election to the Corporation. The Holder acknowledges that he or she is responsible for obtaining the advice of his or her tax advisors with regard to the Section 83(b) election and that he or she is relying solely on such advisors and not on any statements or representations of the Corporation or any of its agents with regard to such election.

10.       Notices. Any notice hereunder to the Corporation shall be addressed to it at Drone Aviation Holding Corp., 11651 Central Parkway #118, Jacksonville, FL 32224, Attention: CEO, and any notice hereunder to the Holder shall be addressed to the Holder at the last known home address shown in the records of the Corporation, subject to the right of any party hereto to designate another address at any time hereafter in writing.

11.       Counterparts. This agreement may be executed in counterparts each of which taken together shall constitute one and the same instrument.

12.       Governing Law. This agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without reference to principles of conflicts of laws.

IN WITNESS WHEREOF, the Corporation caused this agreement to be executed by a duly authorized officer.

Dated: ______, 20__	DRONE AVIATION HOLDING CORP. By: ______________________________ Name: Title:

ACCEPTED AND ACKNOWLEDGED:

By:
Dated:	______, 20__

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